CALCULATION OF REGISTRATION FEE
Title of Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Multi-Coupon Securities Linked to Six Exchange-Traded Funds due November 6, 2015	$3,000,000	$167.40
(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

HSBC USA INC. $3,000,000 Multi-Coupon Securities Linked to Six Exchange-Traded Funds	Filed Pursuant to Rule 424(b)(2) Registration No. 333-158385 November 3, 2009 PRICING SUPPLEMENT (To Prospectus dated April 2, 2009, and Prospectus Supplement dated April 9, 2009)
The securities offered hereby will have the terms described in this pricing supplement and the accompanying prospectus supplement and prospectus. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described in this pricing supplement shall control.
This pricing supplement relates to an offering of securities. The purchaser of a security will acquire a senior unsecured debt security linked to the Reference Assets as described below. Although the offering relates to the Reference Assets, you should not construe that fact as a recommendation as to the merits of acquiring an investment in any security comprising the Reference Assets or as to the suitability of an investment in the related securities. The following key terms relate to the offering of securities:
Issuer	HSBC USA Inc.
Principal Amount:	$1,000 per security.
Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch) †
Reference Asset:	Reference Asset	Ticker Symbol	Initial Price*	Trigger Price**
	iShares MSCI Emerging Markets Index (ETF)	EEM	$38.20	$30.56
	Market Vectors Gold Miners (ETF)	GDX	$46.18	$36.95
	Semiconductor HOLDRs (ETF)	SMH	$23.88	$19.11
	Energy Select Sector SPDR (ETF)	XLE	$56.32	$45.06
	Financial Select Sector SPDR (ETF)	XLF	$14.20	$11.36
	Health Care SPDR (ETF)	XLV	$28.18	$22.55
	* The Initial Price for each Reference Asset is the Official Closing Price on the Pricing Date. **The Trigger Price, for each Reference Asset, equals 80% of the Initial Price for such Security.
Trade Date:	November 3, 2009
Pricing Date:	November 3, 2009
Original Issue Date:	November 6, 2009
Coupon Valuation Dates and Coupon Payment Dates:	Coupon Valuation Date (subject to adjustment as described herein)	Coupon Payment Date (subject to adjustment as described herein)
	November 3, 2010	November 8, 2010
	November 3, 2011	November 8, 2011
	November 5, 2012	November 8, 2012
	November 4, 2013	November 7, 2013
	November 3, 2014	November 6, 2014
	November 3, 2015 (the “Final Coupon Valuation Date”)	The Maturity Date
Maturity Date:
3 business days after the final coupon valuation date, which is expected to be November 6, 2015.  The maturity date is subject to adjustment as described below in the section entitled “Market Disruption Events”.

Coupon Rate:
The Coupon Rate for each Coupon Payment Date will depend on the performance of each Reference Asset on the relevant Coupon Valuation Date.  If a Trigger Event did not occur on the relevant Coupon Valuation Date, the Coupon Rate for that Coupon Payment Date will be the Contingent Coupon Rate.  If a Trigger Event did occur on the relevant Coupon Valuation Date, the Coupon Rate for that Coupon Payment Date will be 1.00%.

Coupon:	The Principal Amount multiplied by the Coupon Rate.
Payment at Maturity:	The Principal Amount plus any Coupon due on the Maturity Date.
Contingent Coupon Rate:	6.00%
Trigger Event:
A Trigger Event, for a Coupon Payment Date, will occur if any Reference Asset has an Official Closing Price on the relevant Coupon Valuation Date that is less than the Trigger Price for that Reference Asset.

Official Closing Price:
The closing price of each respective Reference Asset on any scheduled trading day as determined by the calculation agent and displayed on the relevant Bloomberg Professional® service page or, any successor page on Bloomberg Professional® service or any successor service, as applicable.

CUSIP/ISIN:	4042K0E84 / US4042K0E845
Agent’s Discount per Security / Total:	$15 / $45,000
Proceeds to HSBC USA Inc. per Security / Total:	$985 / $2,955,000
Form of securities:	Book-Entry.
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.
† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.
Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page PS-3 of this document and page S-3 of the accompanying prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement, or prospectus supplement and prospectus, is truthful or complete.  Any representation to the contrary is a criminal offense.
We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities.  HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors.  HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-33 of this pricing supplement.

HSBC SECURITIES (USA) INC. November 3, 2009

GENERAL TERMS

This pricing supplement relates to one security offering linked to the six Reference Assets identified on the cover page.  The purchaser of a security will acquire a security linked to six Reference Assets.   Although the offering of securities relates to the Reference Assets identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Assets or any component security included in the Reference Assets or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009 and the prospectus supplement dated April 9, 2009.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described in this pricing supplement shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-3 of this pricing supplement and page S-3 of the prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.  As used herein, references to the “Issuer,” “HSBC,” “we,” “us” and “our” are to HSBC USA Inc.

HSBC USA Inc. has filed a registration statement (including a prospectus and a prospectus supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this pricing supplement relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus and prospectus supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•  the prospectus supplement at http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

•  the prospectus at http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

Interest

The securities will not pay periodic interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

INVESTOR SUITABILITY
The securities may be suitable for you if:
♦    You seek an investment with 100% principal protection, if held to maturity, and the potential to receive an annual coupon payment based on the Contingent Coupon Rate.
♦    You are willing to invest in the securities based on the Contingent Coupon Rate indicated herein which will provide for an upper limit to your return on the securities.
♦    You are willing to accept an annual coupon of only 1.00% of the principal amount per security if a Trigger Event occurs.
♦    You are willing to forego dividends or other distributions paid to holders of stocks comprising the Reference Assets.
♦    You do not seek an investment for which there is an active secondary market.
♦    You are willing to hold the securities to maturity.
♦    You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

The securities may not be suitable for you if:
♦    You believe the price of the Reference Asset will increase over the term of the securities and wish to directly participate in the appreciation of the Reference Assets.
♦    You are unwilling to accept an annual coupon of only 1.00% of the principal amount per security if a Trigger Event occurs.
♦    You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities issued by HSBC or another issuer with a similar credit rating.
♦    You prefer to receive the dividends or other distributions paid on any stocks included in the Reference Asset.
♦    You seek an investment for which there will be an active secondary market.
♦    You are unable or unwilling to hold the securities to maturity.
♦    You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement.  Investing in the securities is not equivalent to investing directly, either on a long or short basis, in any of the stocks held by any Reference Asset.  You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus supplement and prospectus.

As you review “Risk Factors” in the accompanying prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances” and

•	“—Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset.”

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The Return on the Securities is Limited By the Contingent Coupon Payments.

 You will not directly participate in any appreciation in the price of the Reference Assets; however, if each Reference Asset remains above its Trigger Price you will receive and annual coupon based on the Contingent Coupon Rate.

Changes that Affect the Reference Assets Will Affect the Market Value of the Securities and the Amount You Will Receive at Maturity.

The policies of the reference sponsors concerning additions, deletions and substitutions of the constituents comprising the Reference Assets and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Assets may affect the price of the Reference Assets.  The policies of the reference sponsor with respect to the calculation of the Reference Assets could also affect the price of the Reference Assets.  The reference sponsors may discontinue or suspend calculation or dissemination of the Reference Assets.  Any such actions could affect the value of the securities.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

Certain Built-in Costs are Likely to Adversely Affect the Value of the Securities Prior to Maturity.

You should be willing to hold your securities to maturity.  The securities are not designed to be short-term trading instruments. The price at which you will be able to sell your securities to HSBC, its affiliates or any other party in the secondary market prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where the price of each Reference Asset has increased since the pricing date.

Credit of Issuer.

The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

Lack of Liquidity.

The securities will not be listed on any securities exchange or quotation system. One of HSBC’s affiliates intends to offer to repurchase the securities in the secondary market but is not required to do so and may cease any such market-making activities at any time without notice. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which one of HSBC’s affiliates is willing to buy the securities, which will exclude any fees or commissions you paid when you purchased the securities.

Market Price Prior to Maturity.

The market price of the securities will be influenced by many factors including the price of each Reference Asset, volatilities, dividends, the time remaining to maturity of the securities, interest rates, geopolitical conditions, economic, political, financial and regulatory or judicial events, and the creditworthiness of HSBC.

Potential HSBC Impact on Price.

Trading or transactions by HSBC or its affiliates in the stocks comprising each Reference Asset or in futures, options, exchange-traded funds or other derivative products on the stocks comprising the Reference Asset, may adversely affect the market value of the stocks comprising such Reference Asset, the price of such Reference Asset, and, therefore, the market value of your securities.

Owning the Securities is Not the Same as Owning the Stocks Underlying any Reference Asset.

The return on your securities may not reflect the return you would realize if you actually owned the Reference Assets.  As a holder of the securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the Reference Assets would have.

Changes Affecting the Reference Asset.

The policies of each reference sponsor (as defined below) concerning additions, deletions and substitutions of the stocks included in its relevant Reference Assets and the manner in which a reference sponsor takes account of certain changes affecting those stocks included in its relevant Reference Assets may adversely affect the price of such Reference Assets.  The policies of a reference sponsor with respect to the calculation of its relevant Reference Asset could also adversely affect the price of such Reference Asset.  Any reference sponsors may discontinue or suspend calculation or dissemination of its relevant Reference Asset.  Any such actions could have an adverse effect the value of the securities.

Potential Conflict of Interest.

HSBC and its affiliates may engage in business with the issuers of the stocks comprising the Reference Assets, which could affect the price of such stocks or the price of the Reference Assets and thus, may present a conflict between the obligations of HSBC and you, as a holder of the securities.  Additionally, potential conflicts of interest may exist between the calculation agent (who is, or is affiliated with, HSBC as the issuer of the securities), and you with respect to certain determinations and judgments that the calculation agent must make, which include determining the annual coupon and the payment at maturity based on the observed official closing price as well as whether to postpone the determination of the official closing price and the maturity date if a market disruption event occurs and is continuing on the a coupon valuation date.

Potentially Inconsistent Research, Opinions or Recommendations by HSBC.

HSBC and its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities.  Any such research, opinions or recommendations could affect the price of the Reference Assets or the price of the stocks included in the Reference Assets, and therefore, the market value of the securities.

Tax Treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” below, and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

The Securities are Subject to Risks Associated with Foreign Securities Markets.

Because foreign companies or foreign equity securities held by EEM may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the securities involve particular risks.  For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets.  Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets.  Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators.  In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies.

Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets.  Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries.  These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies.  Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The Securities are Subject to Emerging Markets Risk.

Investments in securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Stock prices of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the securities are highly susceptible, before making a decision to invest in the securities.

Exchange Rate Risk.

Because EEM will invest in stocks denominated in the foreign currencies, changes in currency exchange rates may negatively impact such index funds’ returns. The values of the foreign currencies may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in a Trigger Event due to a decline in EEM.

Your investment is concentrated in specific industries in the U.S. Economy.

All of the securities included in the underlying indices of The Market Vectors Gold Miners, the Semiconductor HOLDRs, the Energy Select Sector SPDR, the Financial Select Sector SPDR and the Health Care SPDR are issued by companies that are in the gold mining industry, the semiconductor industry, the energy services industry, the financial services industry and the health care industry, respectively.  The performance of the securities is dependent upon the independent performance of the Reference Assets (and therefore issuers in each of these independent industries), and not the performance of the Reference Assets (and therefore these industries) in the aggregate.  Consequently, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting any one of these industries than an investment linked to a more broadly diversified group of issuers.

ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Asset relative to its Initial Price.  We cannot predict the Official Closing Prices of the Reference Assets on the Coupon Valuation Dates.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events.  You should not take these examples as an indication or assurance of the expected performance of the Reference Assets. With respect to the securities, the total payment you receive over the term of the securities may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the examples below have been rounded for ease of analysis.

The table below illustrates the payment at maturity on a $1,000 investment in securities for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  The potential returns described here assume that your securities are held to maturity.  You should consider carefully whether the securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis. You should not take the below illustration as an indication or assurance of the expected performance of the Reference Assets or return of the securities.

The following table and examples reflect the following:

•	Principal Amount:	$1,000
•	Contingent Coupon Rate:	6.00%
•	Initial Prices and Triggers:
Reference Asset	Initial Price*	Trigger Price**
iShares MSCI Emerging Markets Index (ETF)	$38.20	$30.56
Market Vectors Gold Miners (ETF)	$46.18	$36.95
Semiconductor HOLDRs (ETF)	$23.88	$19.11
Energy Select Sector SPDR (ETF)	$56.32	$45.06
Financial Select Sector SPDR (ETF)	$14.20	$11.36
Health Care SPDR (ETF)	$28.18	$22.55
* The Initial Price for each Reference Asset is the Official Closing Price on the Pricing Date.
**The Trigger Price, for each Reference Asset, equals 80% of the Initial Price for such Security.

The following examples indicate how the final settlement value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1:  The price of at least one Reference Asset decreases from its respective Initial Price to an Official Closing Price of 70% of the Initial Price for each Coupon Valuation Date.  The shaded boxes represent a Trigger Event.

			Official Closing Price on the Coupon Valuation Date in year:
Reference Asset	Initial Price*	Trigger Price**	2010	2011	2012	2013	2014	2015
iShares MSCI Emerging Markets Index (ETF)	$38.20	$30.56	$38.20	$26.74	$30.56	$38.20	$42.02	$38.20
Market Vectors Gold Miners (ETF)	$46.18	$36.95	$46.18	$36.95	$32.33	$32.32	$41.56	$46.18
Semiconductor HOLDRs (ETF)	$23.88	$19.11	$16.72	$19.11	$22.92	$21.01	$24.84	$24.83
Energy Select Sector SPDR (ETF)	$56.32	$45.06	$51.20	$61.45	$66.56	$56.33	$46.08	$39.43
Financial Select Sector SPDR (ETF)	$14.20	$11.36	$17.04	$18.93	$14.20	$9.94	$9.94	$11.36
Health Care SPDR (ETF)	$28.18	$22.55	$28.18	$30.05	$28.18	$31.93	$37.57	$39.45

Here, the Coupon for each Coupon Payment Date will be based on the coupon rate of 1.00% since a Trigger Event did occur because at least one Reference Asset had an Official Closing Price below its Trigger Price (which equals 80% of the Initial Price) on each Coupon Valuation Date.  Therefore, on each Coupon Payment Date you would receive $10.00 per security and also receive your principal amount on the Maturity Date.  Therefore over the term of the securities you would receive the following:

Year of Coupon Valuation Date	2010	2011	2012	2013	2014	2015
Trigger Event Occurred?	Yes	Yes	Yes	Yes	Yes	Yes
Coupon	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00

= $10.00 + $10.00 + $10.00 + $10.00 + $10.00 + ($10.00 + $1,000.00)
= $1,060.00

Example 1 shows that you will receive the return of your principal investment at maturity and at least a coupon payment equal to 1.00% of the principal amount annually, for each year that Trigger Event occurs on the relevant Coupon Valuation Date.

Example 2:  The price of each Reference Asset is equal to or remains above its respective Trigger Price for each Coupon Valuation Date.

			Official Closing Price on the Coupon Valuation Date in year:
Reference Asset	Initial Price*	Trigger Price**	2010	2011	2012	2013	2014	2015
iShares MSCI Emerging Markets Index (ETF)	$38.20	$30.56	$38.20	$34.38	$30.56	$38.20	$42.02	$38.20
Market Vectors Gold Miners (ETF)	$46.18	$36.95	$46.18	$36.95	$36.95	$39.25	$41.56	$46.18
Semiconductor HOLDRs (ETF)	$23.88	$19.11	$24.36	$19.11	$22.92	$21.01	$24.84	$24.83
Energy Select Sector SPDR (ETF)	$56.32	$45.06	$51.20	$61.45	$66.56	$56.33	$46.08	$49.16
Financial Select Sector SPDR (ETF)	$14.20	$11.36	$17.04	$18.93	$14.20	$17.04	$14.20	$17.04
Health Care SPDR (ETF)	$28.18	$22.55	$28.18	$30.05	$28.18	$31.93	$37.57	$39.45

Here, the Coupon for each Coupon Payment Date will be based on the Contingent Coupon Rate of 6.00% since a Trigger Event did not occur because each Reference Asset had an Official Closing Price equal to or above its Trigger Price (which equals 80% of the Initial Price) on each Coupon Valuation Date.  Therefore, on each Coupon Payment Date you would receive $60.00 per security and also receive your principal amount on the Maturity Date.  Therefore over the term of the securities you would receive the following:

Year of Coupon Valuation Date	2010	2011	2012	2013	2014	2015
Trigger Event Occurred?	No	No	No	No	No	No
Coupon	$60.00	$60.00	$60.00	$60.00	$60.00	$60.00
= $60.00 + $60.00 + $60.00+ $60.00 + $60.00 + ($60.00 + $1,000.00)
= $1,360.00
Example 2 shows that you will receive the return of your principal investment at maturity and a coupon equal to the Contingent Coupon Rate multiplied by the principal amount annually, for each year that Trigger Event does not occur on the relevant Coupon Valuation Date.

Example 3:  The price of each Reference Asset is equal to or remains above its respective Trigger Price for some Coupon Valuation Date but at least one Reference Asset decreases from its respective Initial Price of to an Official Closing Price of 80% of the Initial Price for each Coupon Valuation Date.  The shaded boxes represent a Trigger Event.

			Official Closing Price on the Coupon Valuation Date in year:
Reference Asset	Initial Price*	Trigger Price**	2010	2011	2012	2013	2014	2015
iShares MSCI Emerging Markets Index (ETF)	$38.20	$30.56	$38.20	$30.56	$30.56	$38.20	$42.02	$38.20
Market Vectors Gold Miners (ETF)	$46.18	$36.95	$46.18	$36.95	$39.25	$32.32	$41.56	$46.18
Semiconductor HOLDRs (ETF)	$23.88	$19.11	$16.72	$19.11	$22.92	$21.01	$24.84	$24.83
Energy Select Sector SPDR (ETF)	$56.32	$45.06	$51.20	$61.45	$66.56	$56.33	$46.08	$39.43
Financial Select Sector SPDR (ETF)	$14.20	$11.36	$17.04	$18.93	$14.20	$9.94	$14.20	$11.36
Health Care SPDR (ETF)	$28.18	$22.55	$28.18	$30.05	$28.18	$31.93	$37.57	$39.45

Here, the Coupon for each Coupon Payment Date will be based on the Contingent Coupon Rate of 6.00% for each year that a Trigger Event did not occur because each Reference Asset had an Official Closing Price above its Trigger Price (which equals 80% of the Initial Price) on each Coupon Valuation Date, but only a Coupon of 1.00% of the principal amount for each Coupon Payment Date that a Trigger Event did occur.  In such instances, you would receive the following Coupons and also receive your principal amount on the Maturity Date.  Therefore over the term of the securities you would receive the following:

Year of Coupon Valuation Date	2010	2011	2012	2013	2014	2015
Trigger Event Occurred?	Yes	No	No	Yes	No	Yes
Coupon	$10.00	$60.00	$60.00	$10.00	$60.00	$10.00

= $10.00 + $60.00 + $60.00 + $10.00 + $60.00 + ($10.00 + $1,000.00)
= $1,210.00

Example 3 shows that you will receive the return of your principal investment at maturity and a Coupon equal to the Contingent Coupon Rate multiplied by the principal amount for the years that a Trigger Event does not occur on the Coupon Valuation Date, and a Coupon equal to 1.00%  multiplied by the principal amount for the years that a Trigger Event does occur on the Coupon Valuation Date.

DESCRIPTION OF THE REFERENCE ASSETS

iShares® MSCI Emerging Markets Index Fund (“EEM”)

We have derived all information regarding the iShares® MSCI Emerging Markets Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares®, Inc. (“iShares®”), Barclays Global Investors, N.A. (“BGI”), and Barclays Global Fund Advisors (“BGFA”). The iShares® MSCI Emerging Markets Index Fund is an investment portfolio maintained and managed by iShares®. BGFA is the investment adviser to the iShares® MSCI Emerging Markets Index Fund. The iShares® MSCI Emerging Markets Index Fund is an exchange traded fund (“ETF”) that trades on the New York Stock Exchange (the “NYSE”) under the ticker symbol “EEM.” We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

iShares® is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, BGFA, the iShares® MSCI Emerging Markets Index Fund, please see the prospectus, dated January 1, 2009 (as revised January 20, 2009). In addition, information about iShares and the iShares® MSCI Emerging Markets Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this document or any terms supplement.

Investment Objective and Strategy

The iShares® MSCI Emerging Markets Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index (the “Underlying Index”). The iShares® MSCI Emerging Markets Index Fund holds equity securities traded primarily in the global emerging markets. The Underlying Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

As of September 30, 2009, the iShares® MSCI Emerging Markets Index Fund holdings by country consisted of the following 24 countries: Brazil, Cayman Islands, Chile, China, Colombia, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Israel, Malaysia, Mexico, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United States. In addition, as of such date, the MSCI Emerging Markets Index Fund’s three largest holdings by country were Taiwan, Brazil and South Korea. Its three largest equity securities were Samsung Electronics Co., Ltd., Taiwan Semiconductor Manufacturing Co., Ltd. and Banco Itaú Holding Financeira S.A., and its three largest sectors were financials, energy and Information Technology.

The iShares® MSCI Emerging Markets Index Fund uses a representative sampling strategy (as described below under “— Representative Sampling”) to try to track the Underlying Index. In addition, in order to improve its portfolio liquidity and its ability to track the Underlying Index, the iShares® MSCI Emerging Markets Index Fund may invest up to 10% of its assets in shares of other funds that seek to track the performance of equity securities of constituent countries of the Underlying Index. BGFA will not charge portfolio management fees on that portion of the iShares® MSCI Emerging Markets Index Fund’s assets invested in shares of other funds.

Representative Sampling

The iShares® MSCI Emerging Markets Index Fund pursues a “representative sampling” strategy in attempting to track the performance of the Underlying Index, and generally does not hold all of the equity securities included in the Underlying Index. The iShares® MSCI Emerging Markets Index Fund invests in a representative sample of securities in the Underlying Index, which have a similar investment profile as the Underlying Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the Underlying Index.

Correlation

The Underlying Index is a theoretical financial calculation, while the iShares® MSCI Emerging Markets Index Fund is an actual investment portfolio. The performance of the iShares® MSCI Emerging Markets Index Fund and the Underlying Index will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The iShares® MSCI Emerging Markets Index Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The iShares® MSCI Emerging Markets Index Fund will not concentrate its investments (i.e., hold 25% or more of its total assets in the stocks of a particular industry or group of industries), except that, to the extent practicable, the iShares® MSCI Emerging Markets Index Fund will concentrate to approximately the same extent that the Underlying Index concentrates in the stocks of such particular industry or group of industries.

Holdings Information

As of September 30, 2009, 99.59% of the iShares® MSCI Emerging Markets Index Fund’s holdings consisted of equity securities, 0.16% consisted of cash and 0.25% was in other assets, including dividends booked but not yet received. The following tables summarize the iShares® MSCI Emerging Markets Index Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of September 30, 2009

Company	Percentage of Total Holdings
SAMSUNG ELECTRONICS CO., LTD.	4.29%
TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.	3.09%
BANCO ITAU HOLDING FINANCEIRA SA - ADR	2.64%
PETROLEO BRASILEIRO S.A.-ADR	2.60%
PETROLEO BRASILEIRO S.A.-ADR	2.30%
POSCO-ADR	2.24%
KB FINANCIAL GROUP INC-ADR	1.93%
CHINA MOBILE LTD	1.90%
CHUNGHWA TELECOM CO LTD-ADR	1.81%

Top holdings by sector as of September 30, 2009

Sector	Percentage of Total Holdings
Financials	24.90%
Information Technology	15.60%
Energy	14.98%
Materials	14.21%
Telecommunication Services	10.45%
Industrials	5.11%
Utilities	4.07%
Consumer Staples	3.98%
Consumer Discretionary	3.87%
Health Care	1.96%

The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy of the information above. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this document or any terms supplement.

Historical Performance of the iShares® MSCI Emerging Markets Index Fund

We will provide historical price information with respect to the shares of the iShares® MSCI Emerging Markets Index Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

The MSCI Emerging Markets Index

We have derived all information contained in this document regarding the Underlying Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. The Underlying Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited. Neither MSCI nor Morgan Stanley has any obligation to continue to calculate and publish, and may discontinue calculation and publication of the Underlying Index.

 The Underlying Index was developed by MSCI as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

 MSCI recently completed previously announced changes to the methodology used in its MSCI International Equity Indices, including the MSCI Underlying Index. MSCI enhanced its Standard Index methodology by moving from a sampled multi cap approach to an approach targeting exhaustive coverage with non overlapping size and style segments. On May 30, 2008, the MSCI Standard Indices (which include the MSCI Underlying Index) and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below.  The enhanced MSCI Standard Indices are now composed of the MSCI Large Cap and Mid Cap Indices.  The former MSCI Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology.  Together, the relevant MSCI Large Cap, Mid Cap and Small Cap Indices make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

Underlying Index Calculation

The performance of the Underlying Index is a free float-adjusted average of the U.S. dollar values of all of the equity securities (the “component securities”) constituting the MSCI indices for the selected countries (the “component country indices”). The Underlying Index has a base date of December 31, 1987.  As of September 30, 2009, the MSCI Emerging Markets Index consisted of the following 22 component country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. Each of the component country indices is a sampling of equity securities across industry groups in such country’s equity markets.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. The Underlying Index is rebalanced quarterly, calculated in U.S. dollars on a real time basis, and disseminated every 60 seconds during market trading hours. It is also calculated on an end of day basis.

Historical Performance of the EEM

The following graph sets forth the historical performance of the EEM based on the daily historical closing levels from January 2, 2004 through November 3, 2009.  The closing price for the EEM on November 3, 2009 was $38.20. We obtained the closing levels below from Bloomberg Professional® Service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® Service.

The historical levels of the EEM should not be taken as an indication of future performance, and no assurance can be given as to the EEM closing level on the Final Valuation Date. We cannot give you assurance that the performance of the EEM will result in any return on your investment beyond the minimum annual coupon payments of 1.00%.

Market Vectors Gold Miners Index Fund

We have derived all information regarding the Market Vectors Gold Miners Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Market Vectors ETF Trust (the “Trust”), Market Vectors ETF Trust, Van Eck Securities Corporation, and Van Eck Associates Corporation (“Van Eck”). The Market Vectors Gold Miners Index Fund is an investment portfolio maintained and managed by the Trust. Van Eck is the investment adviser to the Market Vectors Gold Miners Index Fund. The Market Vectors Gold Miners Index Fund is an exchange traded fund that trades on the NYSE Arca Inc. (the “NYSE Arca”) under the ticker symbol “GDX.” We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

The Trust currently consists of 28 investment portfolios including the Market Vectors Gold Miners Index Fund. Information provided to or filed with the SEC by Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding Trust, Van Eck, the Market Vectors Gold Miners Index Fund, please see the prospectus, dated May 1, 2009.

Investment Objective and Strategy

The Market Vectors Gold Miners Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of NYSE Arca Gold Miners Index (the “Underlying Index”). The Market Vectors Gold Miners Index Fund normally invests at least 80% of its total assets in common stocks and American depositary receipts (“ADRs”) of companies involved in the gold mining industry. The Underlying Index, calculated by NYSE Arca, is a modified market capitalization-weighted index consisting of common stocks and American depository receipts (ADRs) of publicly traded companies involved primarily in mining for gold.

As of September 30, 2009, the Market Vectors Gold Miners Index Fund holdings by country consisted of the following 6 countries: Australia, Canada, Peru, South Africa, the United Kingdom and the United States. In addition, as of such date, the Market Vectors Gold Miners Index Fund’ three largest holdings by country were Canada, South Africa, and the United States. Its three largest index constituents were Barrick Gold Corp., Goldcorp, Inc. and Newmont Mining Corp.

The Market Vectors Gold Miners Index Fund uses a “passive” or indexing investment approach to try to track the Underlying Index. Generally, the Fund will hold all of the securities which comprise the Underlying Index in proportion to their weightings in the Underlying Index.  The  Market Vectors Gold Miners Index Fund normally invests at least 95% of its total assets in securities that comprise the Underlying Index.  A lesser percentage may be so invested to the extent that Van Eck needs additional flexibility to comply with the requirements of the Internal Revenue Code and other regulatory requirements. Under various circumstances, it may not be possible or practicable to purchase all of those securities in these weightings. In these circumstances, the Market Vectors Gold Miners Index Fund may purchase a sample of securities in the Underlying Index. There also may be instances in which the Van Eck may choose to overweight another security in the Underlying Index, purchase securities not in the Underlying Index which the Van Eck believes are appropriate to substitute for certain securities in the Underlying Index or utilize various combinations of other available investment techniques in seeking to replicate as closely as possible, before fees and expenses, the price and yield performance of the Underlying Index. The Market Vectors Gold Miners Index Fund may sell securities that are represented in the Underlying Index in anticipation of their removal from the Underlying Index or purchase securities not represented in the Underlying Index in anticipation of their addition to the Underlying Index.

Correlation

The Underlying Index is a theoretical financial calculation, while the Market Vectors Gold Miners Index Fund is an actual investment portfolio. The performance of the Market Vectors Gold Miners Index Fund and the Underlying Index will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The Market Vectors Gold Miners Index Fund, using a “passive” or indexing investment approach, can be expected to have a greater tracking error than a fund using replication strategy.

Holdings Information

The  Market Vectors Gold Miners Index Fund normally invests at least 80% of its total assets in common stocks and American depositary receipts (“ADRs”) of companies involved in the gold mining industry.  This 80% investment policy is non-fundamental and requires 60 days’ prior written notice to shareholders before it can be changed. The following tables summarize the Market Vectors Gold Miners Index Fund’ top holdings in individual companies and by market capitalization as of such date.

Top Index Constituents as of September 30, 2009

Company	Percentage of Total Holdings
Barrick Gold Corp. (ABX)	14.08%
Goldcorp, Inc. (GG)	11.41%
Newmont Mining Corp. (NEM)	8.28%
Kinross Gold Corp. (KGC)	5.79%
Anglogold Ashanti Ltd. (AU)	5.66%
Agnico Eagle Mines (AEM)	5.05%
Compania de Minas Buenaventura SA (BVN)	4.97%
Yamana Gold, Inc. (AUY)	4.49%
Gold Fields Ltd. (GFI)	4.45%
Randgold Resources Ltd. (GOLD)	4.44%
Lihir Gold Ltd. (LGL AU)	4.26%
Iamgold Corp. (IAG)	4.14%
Harmony Gold Mining (HMY)	3.71%
Eldorado Gold Corp. (EGO)	3.62%
Silver Wheaton Corp. (SLW)	3.35%

Top holdings by market capitalization as of September 30, 2009

Size	Percentage of Total Holdings
Large ( > 5.0B )	77.0%
Medium ( 1.0 > 5.0B )	19.9%
Small ( < 1.0B )	3.1%

The information above was compiled from the Trust’s website. We make no representation or warranty as to the accuracy of the information above.

Historical Performance of the Market Vectors Gold Miners Index Fund

We will provide historical price information with respect to the shares of the Market Vectors Gold Miners Index Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

The NYSE Arca Gold Miners Index

The Underlying Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining for gold. The Underlying Index includes common stocks and ADRs of selected companies that are involved in mining for gold and that are listed for trading on the New York Stock Exchange (“NYSE”), NYSE Arca or quoted on the NASDAQ Global Market (“NASDAQ”). Only companies with market capitalization greater than $100 million that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the Underlying Index.

Underlying Index Calculation

The Underlying Index is calculated using a modified market capitalization weighting methodology. The Underlying Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Underlying Index:

1)	the weight of any single component security may not account for more than 20% of the total value of the Underlying Index;
2)
the component securities are split into two subgroups-large and small, which are ranked by market capitalization weight in the Market Vectors Gold Miners Index Fund. Large stocks are defined as having a Underlying Index weight greater than or equal to 5%. Small securities are defined as having an index weight below 5%; and

3)
the aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Underlying Index may not account for more than 50% of the total Underlying Index value.

The Underlying Index is reviewed quarterly so that the Underlying Index components continue to represent the universe of companies involved in the gold mining industry. The NYSE Euronext may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Euronext’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Underlying Index. Changes to the Underlying Index compositions and/or the component share weights in the Underlying Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

Historical Performance of the GDX

The following graph sets forth the historical performance of the GDX based on the daily historical closing levels from May 22, 2006 through November 3, 2009.  The closing price for the GDX on November 3, 2009 was $46.18. We obtained the closing levels below from Bloomberg Professional® Service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® Service.

The historical levels of the GDX should not be taken as an indication of future performance, and no assurance can be given as to the GDX closing level on the Final Valuation Date. We cannot give you assurance that the performance of the GDX will result in any return on your investment beyond the minimum annual coupon payments of 1.00%.

 Semiconductor HOLDRs SM Trust

The Semiconductor HOLDRsSM Trust (the “Trust”) was formed pursuant to a depositary trust agreement, dated as of April 24, 2000 (the “Depositary Trust Agreement”), among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial depositor, other depositors and the owners of the Semiconductor HOLDRs SM. The Trust is not a registered investment company under the Investment Company Act of 1940.

The Trust, under the Depositary Trust Agreement, issued depository receipts, which represent undivided beneficial ownership interests in the shares of securities held by the Trust. The depository receipts are separate from the underlying shares that are represented by the depository receipts.

The depository receipts are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “SMH.”

Description of the underlying shares

The Trust issues depositary receipts representing undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, develop, manufacture and market integrated circuitry and other products known as semiconductors, which allow for increased speed and functionality in components used in computers and other electronic devices.

As of October 29, 2009, the Trust included 40 companies. The Trust’s three largest holdings are Exxon Mobil Corp, Chevron Corp and Schlumberger Ltd. The following table summarizes the Trust’s holdings in individual companies as of such date.

Holdings Information

As of October 29, 2009, the Trust included 18 companies. The Trust’s three largest holdings are Analog Devices, Inc., Altera Corporation, Applied Materials, Inc.  The following table summarizes the Trust’s holdings in individual companies as of such date.

Top holdings in individual securities as of October 30, 2009

Company	Percentage of Total Holdings
Intel Corporation	23.64%
Texas Instruments Inc	21.27%
Applied Materials Inc	13.08%
Analog Devices Inc	6.34%
Linear Technology Corporation	5.34%
Altera Corp	4.90%
Xilinx Inc	4.48%
KLA-Tencor Corp	4.02%
Broadcom Corp	3.29%
National Semiconductor Corp	3.20%

The information above was compiled from the Trust’s website. We make no representation or warranty as to the accuracy of the information above.

All disclosures contained herein regarding the Trust are derived from the publicly available documents described above. Furthermore, there can be no assurance that all events occurring prior to the date hereof, including events that would affect the accuracy or completeness of the publicly available documents described above, that would affect the trading price of the depository receipts issued by the Trust have been publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning the Trust could affect the price of the depository receipts issued by the Trust and therefore the trading prices of the securities.

Historical Performance of the SMH

The following graph sets forth the historical performance of the SMH based on the daily historical closing levels from January 2, 2004 through November 3, 2009.  The closing price for the SMH on November 3, 2009 was $23.88. We obtained the closing levels below from Bloomberg Professional® Service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® Service.

Historical Performance of the Semiconductor HOLDRs℠ Trust

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The historical levels of the SMH should not be taken as an indication of future performance, and no assurance can be given as to the SMH closing level on the Final Valuation Date. We cannot give you assurance that the performance of the SMH will result in any return on your investment beyond the minimum annual coupon payments of 1.00%.

Energy Select Sector SPDR® Index Fund

We have derived all information regarding the Energy Select Sector SPDR® Index Fund (the “Index Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Trust”) and SSgA Funds Management, Inc. (“SSFM”). We make no representation or warranty as to the accuracy or completeness of such information. The Index Fund is an investment portfolio managed by SSFM, the investment adviser to the Index Fund. The Index Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “XLE.”

The Trust is a registered investment company that consists of nine separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the Index Fund. Each Select Sector SPDR® Fund is an Index Fund  that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index. The Select Sector Indices (each, a “Select Sector Index”) upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index. The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

Information provided to or filed with the SEC by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Trust or the Index Fund, please see the Trust’s Prospectus, dated January 31, 2009. In addition, information about the Trust, SSFM and the Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Trust’s website. We make no representation or warranty as to the accuracy or completeness of such information.

Investment Objective
The Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the energy sector, as represented by the Energy Select Sector Index (the “Underlying Index”). The Underlying Index measures the performance of the energy sector of the U.S. equity market. The Underlying Index includes companies in the following sub-sectors: oil, gas & consumable fuels; and energy equipment & services.

Investment Strategy — Replication
The Index Fund pursues the indexing strategy of “replication” in attempting to approximate the performance of Underlying Index. The Index Fund will generally invest in all of the equity securities included in the Underlying Index. There may, however, be instances where SSFM may choose to overweight another stock in the Underlying Index, purchase securities not included in the Underlying Index that SSFM believes are appropriate to substitute for a security included in the Underlying Index or utilize various combinations of other available investment techniques in seeking to track accurately the Underlying Index. The Index Fund will normally invest at least 95% of its total assets in common stocks that comprise the Underlying Index. The Index Fund may invest its remaining assets in money market instruments (including repurchase agreements and money market funds), convertible securities, structured notes and in options and futures contracts. Options and futures contracts (and convertible securities and structured notes) may be used by the Index Fund in seeking performance that corresponds to the Underlying Index and managing cash flows. SSFM anticipates that, under normal circumstances, it may take approximately five business days for additions and deletions to the S&P 500® Index to be reflected in the portfolio composition of the Index Fund. The Board of Trustees of the Trust may change the Index Fund’s investment strategy and other policies without shareholder approval.

Correlation
The Underlying Index is a theoretical financial calculation, while the Index Fund is an actual investment portfolio. The performance of the Index Fund and the Underlying Index will vary somewhat due to transaction costs, asset valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The Index

Fund, using a replication strategy, can be expected to have a lesser tracking error than a fund using representative sampling strategy. Representative sampling is a strategy in which a fund invests in a representative sample of securities in a tracking index.

Holdings Information
As of October 30, 2009, the Index Fund included 40 companies. The Index Fund’s three largest holdings are Exxon Mobil Corp, Chevron Corp and Schlumberger Ltd. The following table summarizes the Index Fund’s holdings in individual companies as of such date.

Top holdings in individual securities as of October 30, 2009

Company	Percentage of Total Holdings
Exxon Mobil Corp.	20.13%
Chevron Corp.	13.58%
Schlumberger Ltd.	6.73%
CONOCOPHILLIPS	4.76%
Occidental Petroleum Corp.	4.65%
Apache Corp.	3.16%
Anadarko Petroleum Corp.	3.01%
Devon Energy Corp.	2.87%
Halliburton Co.	2.73%
XTO Energy Inc.	2.44%
Marathon Oil Corp.	2.30%
EOG Resources Inc.	2.17%
National Oilwell Varco Inc.	1.88%
Chesapeake Energy Corp.	1.81%
Hess Corp.	1.72%

The information above was compiled from the Trust website. We make no representation or warranty as to the accuracy of the information above.

Historical Performance of the Index Fund
We will provide historical price information with respect to the shares of the Index Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

The Energy Select Sector Index
We have derived all information regarding the Underlying Index and the index from which it is derived, the S&P 500® Index, including, without limitation, the make-up, method of calculation and changes in components for each index, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”) or Merrill Lynch, Pierce, Fenner & Smith Incorporated, as index compilation agent, (“Merrill Lynch” or the “Index Compilation Agent”). We make no representation or warranty as to the accuracy or completeness of such information.

The Underlying Index is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy products. Energy companies in the Underlying Index develop and produce crude oil and natural gas and provide drilling and other energy related services. The Underlying Index, which serves as the benchmark for the Energy Select Sector SPDR Fund (XLE), was established with a value of 250.00 on June 30, 1998.

The stocks included in the Underlying Index are selected by the Index Compilation Agent in consultation with S&P from the universe of companies represented by the S&P 500® Index. The composition and weighting of the stocks included in the Underlying Index will likely differ from the composition and weighting of stocks included in any similar S&P 500® sector index that is published and disseminated by S&P. S&P’s only relationship to the Index Compilation Agent is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to the Index Compilation Agent.

As of October 30, 2009, the Underlying Index had a 12.35% weighting in the S&P 500® Index based on the capitalization of the constituent stocks.

Construction and Maintenance
The Underlying Index is developed and maintained in accordance with the following criteria:
•	Each of the component stocks in the Underlying Index (the “Component Stocks”) is a constituent company of the S&P 500® Index.
•	Each stock in the S&P 500® Index is allocated to one and only one of the Select Sector Indices.
•
The Index Compilation Agent assigns each constituent stock of the S&P 500® Index to a Select Sector Index. The Index Compilation Agent, after consultation with S&P, assigns a particular company’s stock to the Underlying Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in the Underlying Index. S&P has sole control over the removal of stocks from the S&P 500® Index and the selection of replacement stocks to be added to the S&P 500® Index. However, S&P plays only a consulting role in the assignment of the S&P 500® Index constituent stocks to the Underlying Index, that assignment being the sole responsibility of the Index Compilation Agent.

•
The Underlying Index is calculated by the Index Calculation Agent using a modified “market capitalization” methodology. This design ensures that each of the Component Stocks within the Underlying Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of the Underlying Index.  Under certain conditions, however, the number of shares of a Component Stock within the Underlying Index may be adjusted to conform to Internal Revenue Code requirements.

•
The Underlying Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index, using a base-weighted aggregate methodology. The daily calculation of the Underlying Index is computed by dividing the total market value of the companies in the Underlying Index by a number called the index divisor.

•
The Underlying Index is weighted based on the market capitalization of each of the Component Stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single Component Stock measured on the last day of a calendar quarter may not exceed 24.99% of the total value of the Underlying Index; and (ii) with respect to 50% of the total value of the Underlying Index, the market capitalization-based weighted value of the Component Stocks must be diversified so that no single Component Stock measured on the last day of a calendar quarter represents more than 4.99% of the total value of the Underlying Index.

•
Rebalancing the Underlying Index to meet the asset diversification requirements will be the responsibility of the Index Calculation Agent. If shortly prior to the last business day of any calendar quarter (a “Quarterly Qualification Date”), a Component Stock (or two or more Component Stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such Component Stock (or Component Stocks) represents in the Underlying Index will be reduced and the market capitalization based weighted value of such Component Stock (or Component Stocks) will be redistributed across the Component Stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each Component Stock that exceeds 24% of the total value of the Underlying Index will be reduced to 23% of the total value of the Underlying Index and the aggregate amount by which all Component Stocks exceed 24% will be redistributed equally across the remaining Component Stocks that represent less than 23% of the total value of the Underlying Index. If as a result of this redistribution, another Component Stock then exceeds 24%, the redistribution will be repeated as necessary. Second, with respect to the 50% of the value of the Underlying Index accounted for by the lowest weighted Component Stocks, each Component Stock that exceeds 4.8% of the total value of the Underlying Index will be reduced to 4.6% and the aggregate amount by which all Component Stocks exceed 4.8% will be distributed equally across all remaining Component Stocks that represent less than 4.6% of the total value of the Financial Select Sector Index. If as a result of this redistribution another Component Stock that did not previously exceed 4.8% of the Underlying Index value then exceeds 4.8%, the redistribution will be repeated as necessary until at least 50% of the value of the Underlying Index is accounted for by Component Stocks representing no more than 4.8% of the total value of the Underlying Index. If necessary, this reallocation process may take place more than once prior to a Quarterly Qualification Date.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies the Index Calculation Agent that a Component Stock’s Select Sector Index assignment should be changed, the Index Calculation Agent will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently. Component Stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500® Index insofar as practicable.

Historical Performance of the XLE

The following graph sets forth the historical performance of the XLE based on the daily historical closing levels from January 6, 2004 through November 3, 2009.  The closing price for the XLE on November 3, 2009 was $56.32. We obtained the closing levels below from Bloomberg Professional® Service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® Service.

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2004
2005
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The historical levels of the XLE should not be taken as an indication of future performance, and no assurance can be given as to the XLE closing level on the Final Valuation Date. We cannot give you assurance that the performance of the XLE will result in any return on your investment beyond the minimum annual coupon payments of 1.00%.

Financial Select Sector SPDR® Index Fund

We have derived all information regarding the Financial Select Sector SPDR® Index Fund (“Financial Select Sector SPDR® Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Trust”) and SSgA Funds Management, Inc. (“SSFM”). We make no representation or warranty as to the accuracy or completeness of such information. The Financial Select Sector SPDR® Fund is an investment portfolio managed by SSFM, the investment adviser to the Financial Select Sector SPDR® Fund. The Financial Select Sector SPDR®
Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “XLF.”

The Trust is a registered investment company that consists of nine separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the Financial Select Sector SPDR® Fund. Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index.  The Select Sector Indices (each, a “Select Sector Index”) upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index. The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

Information provided to or filed with the SEC by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Trust or the Financial Select Sector SPDR® Fund, please see the Trust’s prospectus, dated January 31, 2009. In addition, information about the Trust, SSFM and the Financial Select Sector SPDR® Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Trust website. We make no representation or warranty as to the accuracy or completeness of such information.

Investment Objective
The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the financial services sector, as represented by the Financial Select Sector Index. The Financial Select Sector Index measures the performance of the financial services sector of the U.S. equity market. The Financial Select Sector Index includes companies in the following sub-sectors: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including real estate investment trusts.

Investment Strategy — Replication
The Financial Select Sector SPDR® Fund pursues the indexing strategy of “replication” in attempting to approximate the performance of Financial Select Sector Index. The Financial Select Sector SPDR® Fund will generally invest in all of the equity securities included in the Financial Select Sector Index. There may, however, be instances where SSFM may choose to overweight another stock in the Financial Select Sector Index, purchase securities not included in the Financial Select Sector Index that SSFM believes are appropriate to substitute for a security included in the Financial Select Sector Index or utilize various combinations of other available investment techniques in seeking to track accurately the Financial Select Sector Index. The Financial Select Sector SPDR® Fund will normally invest at least 95% of its total assets in common stocks that comprise the Financial Select Sector Index. The Financial Select Sector SPDR® Fund may invest its remaining assets in money market instruments (including repurchase contracts. Options and futures contracts (and convertible securities and structured notes) may be used by the Financial Select Sector SPDR® Fund in seeking performance that corresponds to the Financial Select Sector Index and managing cash flows. SSFM anticipates that, under normal circumstances, it may take approximately five business days for additions and deletions to the S&P 500® Index to be reflected in the portfolio composition of the Financial Select Sector SPDR® Fund. The Board of Trustees of the Trust may change the Financial Select Sector SPDR® Fund’s investment strategy and other policies without shareholder approval.

Correlation
The Financial Select Sector Index is a theoretical financial calculation, while the Financial Select Sector SPDR® Fund is an actual investment portfolio. The performance of the Financial Select Sector SPDR® Fund and the Financial Select Sector Index will vary somewhat due to transaction costs, asset valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The Financial Select Sector SPDR® Fund, using a replication strategy, can be expected to have a lesser tracking error than a fund using representative sampling strategy. Representative sampling is a strategy in which a fund invests in a representative sample of securities in a tracking index.

Holdings Information
As of October 30, 2009, the Financial Select Sector SPDR® Fund included 79 companies. The Financial Select Sector SPDR® Fund’s three largest holdings are JPMorgan Chase, Bank of America Corp. and Wells Fargo & Co. The following table summarizes the Financial Select Sector SPDR® Fund’s holdings in individual companies as of such date.

Top holdings in individual securities as of October 30, 2009

Company	Percentage of Total Holdings
JPMorgan Chase & Co.	12.28%
Bank of America Corp.	9.61%
Wells Fargo & Co.	9.43%
Goldman Sachs Group Inc.	6.5%
Citigroup Inc.	3.99%
U.S. Bancorp	3.32%
MORGAN STANLEY	3.26%
American Express Co.	3.1%
Bank of New York Mellon Corp.	2.4%
MetLife Inc.	2.11%
Travelers Cos. Inc.	2.08%
MetLife Inc.	1.69%
PNC Financial Services Group Inc.	1.57%
Prudential Financial Inc.	1.55%
State Street Corp.	1.5%
CME Group Inc. Cl A	12.28%

The information above was compiled from the Trust website. We make no representation or warranty as to the accuracy of the information above.

Historical Performance of the Financial Select Sector SPDR® Fund
We will provide historical price information with respect to the shares of the Financial Select Sector SPDR® Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

The Financial Select Sector Index
We have derived all information regarding the Financial Select Sector Index and the index from which it is derived, the S&P 500® Index, including, without limitation, the make-up, method of calculation and changes in components for each index, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”) or Merrill Lynch, Pierce, Fenner & Smith Incorporated, as index compilation agent, (“Merrill Lynch” or the “Index Compilation Agent”). We make no representation or warranty as to the accuracy or completeness of such information.

The Financial Select Sector Index is a modified market capitalization-based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of financial products. Companies in the Financial Select

Sector Index include a wide array of diversified financial services firms whose business lines range from investment management to commercial and business banking. The Financial Select Sector Index is one of the nine Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” As of October 30, 2009, the Financial Select Sector Index included 79 component stocks.

The stocks included in the Financial Select Sector Index are selected by the Index Compilation Agent in consultation with S&P from the universe of companies represented by the S&P 500® Index. The composition and weighting of the stocks included in the Financial Select Sector Index will likely differ from the composition and weighting of stocks included in any similar S&P 500® sector index that is published and disseminated by S&P. S&P’s only relationship to the Index Compilation Agent is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to the Index Compilation Agent.

As of October 30, 2009, the Financial Select Sector Index had a 14.66% weighting in the S&P 500® Index based on the capitalization of the constituent stocks.

Construction and Maintenance

The Underlying Index is developed and maintained in accordance with the following criteria:
•	Each of the component stocks in the Underlying Index (the “Component Stocks”) is a constituent company of the S&P 500® Index.
•	Each stock in the S&P 500® Index is allocated to one and only one of the Select Sector Indices.
•
The Index Compilation Agent assigns each constituent stock of the S&P 500® Index to a Select Sector Index. The Index Compilation Agent, after consultation with S&P, assigns a particular company’s stock to the Underlying Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in the Underlying Index. S&P has sole control over the removal of stocks from the S&P 500® Index and the selection of replacement stocks to be added to the S&P 500® Index. However, S&P plays only a consulting role in the assignment of the S&P 500® Index constituent stocks to the Underlying Index, that assignment being the sole responsibility of the Index Compilation Agent.

•
The Underlying Index is calculated by the Index Calculation Agent using a modified “market capitalization” methodology. This design ensures that each of the Component Stocks within the Underlying Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of the Underlying Index.  Under certain conditions, however, the number of shares of a Component Stock within the Underlying Index may be adjusted to conform to Internal Revenue Code requirements.

•
The Underlying Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index, using a base-weighted aggregate methodology. The daily calculation of the Underlying Index is computed by dividing the total market value of the companies in the Underlying Index by a number called the index divisor.

•
The Underlying Index is weighted based on the market capitalization of each of the Component Stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single Component Stock measured on the last day of a calendar quarter may not exceed 24.99% of the total value of the Underlying Index; and (ii) with respect to 50% of the total value of the Underlying Index, the market capitalization-based weighted value of the Component Stocks must be diversified so that no single Component Stock measured on the last day of a calendar quarter represents more than 4.99% of the total value of the Underlying Index.

•
Rebalancing the Underlying Index to meet the asset diversification requirements will be the responsibility of the Index Calculation Agent. If shortly prior to the last business day of any calendar quarter (a “Quarterly Qualification Date”), a Component Stock (or two or more Component Stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such Component Stock (or Component Stocks) represents in the Underlying Index will be reduced and the market capitalization based weighted value of such Component Stock (or Component Stocks) will be redistributed across the Component Stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each Component Stock that exceeds 24% of the total value of the Underlying Index will be reduced to 23% of the total value of the Underlying Index and the aggregate amount by which all Component Stocks exceed 24% will be redistributed equally across the remaining Component Stocks that represent less than 23% of the total value of the Underlying Index. If as a result of this redistribution, another Component Stock then exceeds 24%, the redistribution will be repeated as necessary. Second, with respect to the 50% of the value of the Underlying Index accounted for by the lowest weighted Component Stocks, each Component Stock that exceeds 4.8% of the total value of the Underlying Index will be reduced to 4.6% and the aggregate amount by which all Component Stocks exceed 4.8% will be distributed equally across all remaining Component Stocks that represent less than 4.6% of the total value of the Financial Select Sector Index. If as a result of this redistribution another Component Stock that did not previously exceed 4.8% of the Underlying Index value then exceeds 4.8%, the redistribution will be repeated as necessary until at least 50% of the value of the Underlying Index is accounted for by Component Stocks representing no more than 4.8% of the total value of the Underlying Index. If necessary, this reallocation process may take place more than once prior to a Quarterly Qualification Date.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies the Index Calculation Agent that a Component Stock’s Select Sector Index assignment should be changed, the Index Calculation Agent will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently. Component Stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500® Index insofar as practicable.

Historical Performance of the XLF

The following graph sets forth the historical performance of the XLF based on the daily historical closing levels from January 2, 2004 through November 3, 2009.  The closing price for the XLF on November 3, 2009 was $14.20. We obtained the closing levels below from Bloomberg Professional® Service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® Service.

The historical levels of the XLF should not be taken as an indication of future performance, and no assurance can be given as to the XLF closing level on the Final Valuation Date. We cannot give you assurance that the performance of the XLF will result in any return on your investment beyond the minimum annual coupon payments of 1.00%.

Health Care Select SPDR® Index Fund

We have derived all information regarding the Health Care Select SPDR® Index Fund (“Health Care Select SPDR® Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Trust”) and SSgA Funds Management, Inc. (“SSFM”). We make no representation or warranty as to the accuracy or completeness of such information. The Health Care Select SPDR® Fund is an investment portfolio managed by SSFM, the investment adviser to the Health Care Select SPDR® Fund. The Health Care Select SPDR® Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “XLV.”

The Trust is a registered investment company that consists of nine separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the Health Care Select SPDR® Fund. Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index.  The Select Sector Indices (each, a “Select Sector Index”) upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index. The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

Information provided to or filed with the SEC by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Trust or the Health Care Select SPDR® Fund, please see the Trust’s prospectus, dated January 31, 2009. In addition, information about the Trust, SSFM and the Health Care Select SPDR® Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Trust website. We make no representation or warranty as to the accuracy or completeness of such information.

Investment Objective
The Health Care Select SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the health care services sector, as represented by the Health Care Select Index. The Health Care Select Index measures the performance of the health care sector of the U.S. equity market and includes companies in the following sub-sectors: health care equipment and supplies, health care providers and services, biotechnology, and pharmaceuticals industries.

Investment Strategy — Replication
The Health Care Select SPDR® Fund pursues the indexing strategy of “replication” in attempting to approximate the performance of Health Care Select Index. The Health Care Select SPDR® Fund will generally invest in all of the equity securities included in the Health Care Select Index. There may, however, be instances where SSFM may choose to overweight another stock in the Health Care Select Index, purchase securities not included in the Health Care Select Index that SSFM believes are appropriate to substitute for a security included in the Health Care Select Index or utilize various combinations of other available investment techniques in seeking to track accurately the Health Care Select Index. The Health Care Select SPDR® Fund will normally invest at least 95% of its total assets in common stocks that comprise the Health Care Select Index. The Health Care Select SPDR® Fund may invest its remaining assets in money market instruments (including repurchase contracts. Options and futures contracts (and convertible securities and structured notes) may be used by the Health Care Select SPDR® Fund in seeking performance that corresponds to the Health Care Select Index and managing cash flows. SSFM anticipates that, under normal circumstances, it may take approximately five business days for additions and deletions to the S&P 500® Index to be reflected in the portfolio composition of the Health Care Select SPDR® Fund. The Board of Trustees of the Trust may change the Health Care Select SPDR® Fund’s investment strategy and other policies without shareholder approval.

Correlation
The Health Care Select Index is a theoretical financial calculation, while the Health Care Select SPDR® Fund is an actual investment portfolio. The performance of the Health Care Select SPDR® Fund and the Health Care Select Index will vary somewhat due to transaction costs, asset valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The Health Care Select SPDR® Fund, using a replication strategy, can be expected to have a lesser tracking error than a fund using representative sampling strategy. Representative sampling is a strategy in which a fund invests in a representative sample of securities in a tracking index.

Holdings Information
As of October 30, 2009, the Health Care Select SPDR® Fund included 53 companies. The Health Care Select SPDR® Fund’s three largest holdings are Johnson & Johnson, Pfizer Inc., and Merck & Co., Inc. The following table summarizes the Health Care Select SPDR® Fund’s holdings in individual companies as of such date.

Top holdings in individual securities as of October 30, 2009

Company	Percentage of Total Holdings
Johnson & Johnson	14.12%
Pfizer Inc.	11.92%
Abbott Laboratories	5.75%
Merck & Co. Inc.	5.66%
Amgen Inc.	4.73%
Schering-Plough Corp.	4.04%
Bristol-Myers Squibb Co.	3.77%
Medtronic Inc.	3.44%
Gilead Sciences Inc.	3.34%
Eli Lilly & Co.	2.98%
Baxter International Inc.	2.87%
UnitedHealth Group Inc.	2.64%
Medco Health Solutions Inc.	2.37%
Celgene Corp.	2.03%
Express Scripts Inc.	2.00%

The information above was compiled from the Trust website. We make no representation or warranty as to the accuracy of the information above.

Historical Performance of the Health Care Select SPDR® Fund
We will provide historical price information with respect to the shares of the Health Care Select SPDR® Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

The Health Care Select Index
We have derived all information regarding the Health Care Select Index and the index from which it is derived, the S&P 500® Index, including, without limitation, the make-up, method of calculation and changes in components for each index, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”) or Merrill Lynch, Pierce, Fenner & Smith Incorporated, as index compilation agent, (“Merrill Lynch” or the “Index Compilation Agent”). We make no representation or warranty as to the accuracy or completeness of such information.

The Health Care Select Index is a modified market capitalization-based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of financial products. Companies in the Health Care Select Index include a wide array of diversified financial services firms whose business lines range from investment management to commercial and business banking. The Health Care Select Index is one of the nine Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” As of October, 2009, the Health Care Select Index included 53 component stocks.
The stocks included in the Health Care Select Index are selected by the Index Compilation Agent in consultation with S&P from the universe of companies represented by the S&P 500® Index. The composition and weighting of the stocks included in the Health Care Select Index will likely differ from the composition and weighting of stocks included in any similar S&P 500® sector index that is published and disseminated by S&P. S&P’s only relationship to the Index Compilation Agent is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to the Index Compilation Agent.
As of October 30, 2009, the Health Care Select Index had a 12.65% weighting in the S&P 500®
Index based on the capitalization of the constituent stocks.

Construction and Maintenance

The Underlying Index is developed and maintained in accordance with the following criteria:
•	Each of the component stocks in the Underlying Index (the “Component Stocks”) is a constituent company of the S&P 500® Index.
•	Each stock in the S&P 500® Index is allocated to one and only one of the Select Sector Indices.
•
The Index Compilation Agent assigns each constituent stock of the S&P 500® Index to a Select Sector Index. The Index Compilation Agent, after consultation with S&P, assigns a particular company’s stock to the Underlying Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in the Underlying Index. S&P has sole control over the removal of stocks from the S&P 500® Index and the selection of replacement stocks to be added to the S&P 500® Index. However, S&P plays only a consulting role in the assignment of the S&P 500® Index constituent stocks to the Underlying Index, that assignment being the sole responsibility of the Index Compilation Agent.

•
The Underlying Index is calculated by the Index Calculation Agent using a modified “market capitalization” methodology. This design ensures that each of the Component Stocks within the Underlying Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of the Underlying Index.  Under certain conditions, however, the number of shares of a Component Stock within the Underlying Index may be adjusted to conform to Internal Revenue Code requirements.

•
The Underlying Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index, using a base-weighted aggregate methodology. The daily calculation of the Underlying Index is computed by dividing the total market value of the companies in the Underlying Index by a number called the index divisor.

•
The Underlying Index is weighted based on the market capitalization of each of the Component Stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single Component Stock measured on the last day of a calendar quarter may not exceed 24.99% of the total value of the Underlying Index; and (ii) with respect to 50% of the total value of the Underlying Index, the market capitalization-based weighted value of the Component Stocks must be diversified so that no single Component Stock measured on the last day of a calendar quarter represents more than 4.99% of the total value of the Underlying Index.

•
Rebalancing the Underlying Index to meet the asset diversification requirements will be the responsibility of the Index Calculation Agent. If shortly prior to the last business day of any calendar quarter (a “Quarterly Qualification Date”), a Component Stock (or two or more Component Stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such Component Stock (or Component Stocks) represents in the Underlying Index will be reduced and the market capitalization based weighted value of such Component Stock (or Component Stocks) will be redistributed across the Component Stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each Component Stock that exceeds 24% of the total value of the Underlying Index will be reduced to 23% of the total value of the Underlying Index and the aggregate amount by which all Component Stocks exceed 24% will be redistributed equally across the remaining Component Stocks that represent less than 23% of the total value of the Underlying Index. If as a result of this redistribution, another Component Stock then exceeds 24%, the redistribution will be repeated as necessary. Second, with respect to the 50% of the value of the Underlying Index accounted for by the lowest weighted Component Stocks, each Component Stock that exceeds 4.8% of the total value of the

Underlying Index will be reduced to 4.6% and the aggregate amount by which all Component Stocks exceed 4.8% will be distributed equally across all remaining Component Stocks that represent less than 4.6% of the total value of the Health Care Select Index. If as a result of this redistribution another Component Stock that did not previously exceed 4.8% of the Underlying Index value then exceeds 4.8%, the redistribution will be repeated as necessary until at least 50% of the value of the Underlying Index is accounted for by Component Stocks representing no more than 4.8% of the total value of the Underlying Index. If necessary, this reallocation process may take place more than once prior to a Quarterly Qualification Date.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies the Index Calculation Agent that a Component Stock’s Select Sector Index assignment should be changed, the Index Calculation Agent will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently. Component Stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500® Index insofar as practicable.

Historical Performance of the XLV

The following graph sets forth the historical performance of the XLV based on the daily historical closing levels from January 5, 2004 through November 3, 2009.  The closing price for the XLV on November 3, 2009 was $28.18. We obtained the closing levels below from Bloomberg Professional® Service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® Service.

The historical levels of the XLV should not be taken as an indication of future performance, and no assurance can be given as to the XLV closing level on the Final Valuation Date. We cannot give you assurance that the performance of the XLV will result in any return on your investment beyond the minimum annual coupon payments of 1.00%.

DISCONTINUANCE OR MODIFICATION OF THE REFERENCE ASSET

If the shares of an reference asset are delisted from, or trading of a reference asset is suspended on, the relevant exchange and a major U.S. exchange or market lists or approves for trading successor or substitute securities that the calculation agent determines, in its sole discretion, to be comparable to the of such reference asset (any such trading successor or substitute securities, the “successor securities”), such successor securities will be deemed to be such reference asset for all purposes relating to the securities, including for purposes of determining whether a market disruption event exists.  Upon any selection by the calculation agent of successor securities, the calculation agent will cause notice thereof to be furnished to HSBC and the trustee and HSBC will provide notice thereof to the registered holders of the securities.

If the shares of a reference asset are delisted from, or trading of the shares of a reference asset is suspended on, the relevant exchange and successor securities that the calculation agent determines to be comparable to the shares or of such reference asset are not listed or approved for trading on a major U.S. exchange or market, a successor or substitute security will be selected by the calculation agent, and such successor or substitute security will be deemed to be such reference asset for all purposes relating to the securities, including for purposes of determining whether a market disruption event exists.  Upon any selection by the calculation agent of successor or substitute securities, the calculation agent will cause notice thereof to be furnished to HSBC and the trustee and HSBC will provide notice thereof to the registered holders of the securities.

If a reference asset is liquidated or otherwise terminated (a “termination event”), the official closing price of the shares of such reference asset on the relevant coupon valuation date will be determined by the calculation agent in accordance with the general procedures last used to calculate such reference asset prior to any such termination event. The calculation agent will cause notice of the termination event and calculation of the official closing price as described above to be furnished to HSBC and the trustee and HSBC will provide notice thereof to registered holders of the securities.

If a termination event has occurred with respect to a reference asset and the underlying index sponsor of such reference asset discontinues publication of the respective underlying index and if such underlying index sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to such underlying index, then the value of such underlying index will be determined by reference to the value of that comparable index, which we refer to as a “successor underlying index.”  Upon any selection by the calculation agent of a successor underlying index, the calculation agent will cause notice to be furnished to HSBC and the trustee and HSBC will provide notice thereof of the selection of the successor underlying index to the registered holders of the securities.

If a termination event has occurred with respect to a reference asset and the underlying index sponsor of such reference asset discontinues publication of the respective underlying index and a successor underlying index is not selected by the calculation agent or is no longer published from the date of the termination event up to and including the any coupon valuation date, the value to be substituted for the such  underlying index on the final valuation date will be a value computed by the calculation agent for that date in accordance with the procedures last used to calculate such underlying index prior to any such discontinuance.

If a successor underlying index is selected for an underlying index or the calculation agent calculates a value as a substitute for an underlying index as described above, such successor underlying index or value, as the case may be, will be substituted for such underlying index for all purposes, including for purposes of determining whether a market disruption event occurs.

Notwithstanding the above alternative arrangements, discontinuance of the publication of an underlying index may adversely affect the market value of the securities.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on the holders of securities, absent manifest error.

MARKET DISRUPTION EVENTS

If a coupon valuation date is not a scheduled trading day for a reference asset, then the coupon valuation date for such reference asset will be the next day that is a scheduled trading day for such reference asset.  If a market disruption event (as defined below) exists for an reference asset on the coupon valuation date, then such coupon valuation date for such reference asset will be the next scheduled trading day on which a market disruption event does not exist with respect to such reference asset.  If the market disruption event continues for five consecutive scheduled trading days, then the fifth of such consecutive scheduled trading days will nonetheless be the coupon valuation date for such reference asset, and the calculation agent will determine, in its discretion, the official closing price with respect to such reference asset on that date in good faith and in its sole discretion using its estimate of the exchange traded price for such index fund that would have prevailed but for that market disruption event. For the avoidance of doubt, if no market disruption event exists with respect to a reference asset on the originally scheduled coupon valuation date, the determination of such reference asset’s official closing price will be made on the originally scheduled coupon valuation date, irrespective of the existence of a market disruption event with respect to one or more of the other reference assets. If the final coupon valuation date for any reference asset is postponed, then the maturity date will also be postponed until the fourth business day following the latest postponed final coupon valuation date and no interest will be payable in respect of such postponement.

“Market disruption event” for a reference asset means any scheduled trading day on which any relevant exchange or related exchange for such reference asset fails to open for trading during its regular trading session or on which any of the following events has occurred and is continuing which the calculation agent determines is material:

(i) Any suspension of or limitation imposed on trading by any relevant exchanges or related exchanges or otherwise, whether by reason of movements in price exceeding limits permitted by the relevant exchanges or related exchanges or otherwise; (A) relating to shares of the applicable reference asset, (B) relating to the stocks then constituting 20% or more of the level of the underlying index of such reference asset; or (C) in futures or options contracts relating to such reference asset or the underlying index of such reference asset, on any related exchange; or

(ii) Any event (other than any event described in (iii) below) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general (A) to effect transactions in, or obtain market values for shares of the applicable reference asset; (B) to effect transactions in, or obtain market values for the stocks then constituting 20% or more of the level of the underlying index of such reference asset; or (C) to effect transactions in, or obtain market values for, futures or options contracts relating to such reference asset or the underlying index of such reference asset on any relevant related exchange; or

(iii) The closure on any scheduled trading day of any relevant exchange or any related exchange relating to any shares of the applicable reference asset or relating to any stocks then constituting 20% or more of the level of the underlying index of such reference asset prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchange or related exchange at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange; or (B) the submission deadline for orders to be entered on the relevant exchange or related exchange for execution at the close of trading on that day.

“Related exchange” for an reference asset means each exchange or quotation system or any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to such reference asset or the underlying index of such reference asset has temporarily relocated (provided that the calculation agent has determined that there is comparable liquidity relative to the futures or options contracts relating to such reference asset or the underlying index of such reference asset on such temporary substitute exchange or quotation system as on the original related exchange) on which futures or options contracts relating to such reference asset or the underlying index of such reference asset are traded where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options related to the underlying index of such reference asset or the shares of the reference asset.

“Relevant exchange” means any exchange or quotation system for shares of the reference asset or any stock then included in the underlying index, where such trading has a material effect (as determined by the calculation agent) on the overall market for trading of such securities.

 “Scheduled closing time” means the scheduled weekday closing time of the relevant exchange or related exchange, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled trading day” for an reference asset means any day on which all of the relevant exchanges and related exchanges for such reference asset are scheduled to be open for trading for their respective regular trading sessions.

ANTI-DILUTION AND REORGANIZATION ADJUSTMENTS

Following the declaration by an reference asset of the terms of any potential adjustment event (as defined below), the calculation agent will determine whether that potential adjustment event has a diluting or concentrative effect on the theoretical value of such reference asset and, if the calculation agent determines either to be the case, it will make such calculations and adjustments to the terms of the securities as may be necessary in order to account for the economic effect of such event.

For purposes hereof, “potential adjustment event” means the occurrence of any of the following after the issue date of the securities:

(a) a subdivision, consolidation or reclassification of the shares of an reference asset (unless a merger event), or a free distribution or dividend of any shares or any depository receipts of such reference asset to existing holders by way of bonus, capitalization or similar issue;

(b) a distribution or dividend to existing holders of the shares of an reference asset of (A) shares of such reference asset, or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of such reference asset equally or proportionately with such payments to holders of those shares or (C) other types of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the calculation agent;

(c) an extraordinary dividend of an reference asset;

(d) a call by an reference asset in respect of shares of such reference asset that are not fully paid;

(e) a repurchase by an reference asset of shares of such reference asset whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(f)  only in the case of the Semiconductor HOLDRs, the making of any amendment or supplement to the terms of the depositary trust agreement; or

(g)  any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of an reference asset.

MERGER EVENT AND TENDER OFFER

A “merger event” shall mean, with respect to an reference asset, any (i) reclassification or change of the shares of such reference asset that results in a transfer of or an irrevocable commitment to transfer all shares of the reference asset outstanding, or (ii) consolidation, amalgamation or merger of the reference issuer with or into another entity (other than a consolidation, amalgamation or merger of the reference issuer with or into another entity and which does not result in any such reclassification or change of all shares of the reference asset) or (iii) takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100% of the outstanding shares of the reference asset that results in a transfer of or an irrevocable commitment to transfer all shares of the reference asset (other than those shares of the reference asset owned or controlled by the offeror), or (iv) consolidation, amalgamation, merger or binding share exchange of the reference issuer or its subsidiaries with or into another entity in which the reference issuer is the continuing entity and which does not result in a reclassification or change of the shares of the reference asset but results in the outstanding shares of the reference asset immediately prior to that event collectively representing less than 50% of the outstanding shares of the reference asset immediately following that event, in each case if the approval date (as defined below) is on or before a final valuation date.

“Reference issuer” means, with respect to EEM, iShares®, Inc., with respect to GDX, Market Vectors ETF Trust, with respect to SMH, Semiconductor HOLDRsSM Trust, and with respect to XLE, XLF and XLV, the Select Sector SPDR® Trust.

A “tender offer” shall mean, in respect of the voting shares of a reference issuer, any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 10% of the outstanding voting shares of the reference issuer as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the calculation agent deems relevant.

If a merger event or tender offer occurs with respect to an reference asset and the shares of the reference asset are exchanged for new shares (with no other distributions of property in respect of the shares of the reference asset), and those new shares are publicly quoted, traded or listed on a U.S. exchange or quotation system, then the reference asset shall be adjusted to comprise the number of new shares to which a holder of one share of the reference asset immediately prior to the occurrence of the merger event or tender offer, as the case may be, would be entitled upon consummation of the merger event or tender offer.  The calculation agent shall also adjust such terms and conditions of the securities as the calculation agent determines appropriate to account for that event and such new shares shall be deemed to be the reference asset.

If a merger event or tender offer occurs and any distributions of property (other than the publicly quoted new shares referred to above) are made on the shares of the reference asset, in whole or in part, then the calculation agent shall accelerate the maturity date to the day which is four business days after the approval date (as defined below).  On the maturity date, HSBC shall pay to each holder of a security the payment at maturity, provided that for purposes of that calculation, the approval date will be deemed to be the final valuation date and the final value of the affected reference asset will be deemed to be the value of all consideration received (or that would be received) in respect of that event.  In addition, the calculation agent shall adjust the payment at maturity for the value of the imbedded options that would preserve for a holder of securities the economic equivalent of any remaining payment obligations with respect to the securities hereunder.  For the avoidance of doubt, the value of the unaffected reference assets will be determined on the final valuation date, as adjusted, as described in “Indicative Terms” in this pricing supplement. The “approval date” is the closing date of a merger event, or, in the case of a tender offer, the date on which the person or entity making the tender offer acquires or acquires the right to obtain the relevant percentage of the applicable class of shares of the reference issuer, or if that date is not a scheduled trading day, the immediately preceding scheduled trading day.

Notwithstanding these alternative arrangements, a merger event or tender offer may affect an reference asset in a manner that adversely affects the value of, and trading in, the securities.  Similarly, an adjustment or acceleration resulting from a merger event or a tender offer may adversely affect the value of, or the trading in, the securities.

EVENTS OF DEFAULT AND ACCELERATION

If the securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described on the cover of this pricing supplement.  In that case, the scheduled trading day preceding the date of acceleration will be used as the final valuation date for purposes of determining the coupon rate.  If a market disruption event exists with respect to an reference asset on that scheduled trading day, then the accelerated final valuation date for such reference asset will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled final valuation date).  The accelerated maturity date will then be the fourth business day following the postponed accelerated final valuation date.  For the avoidance of doubt, if no market disruption event exists with respect to an reference asset on the scheduled trading day preceding the date of acceleration, the determination of such reference asset’s final value will be made on such date, irrespective of the existence of a market disruption event with respect to one or more of the other reference assets occurring on such date.

If the securities have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the securities.  For more information, see “Description of Debt Securities — Events of Default” and “— Events of Default; Defaults” in the prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker dealers or will offer the securities directly to investors.  HSBC Securities (USA) Inc., for any securities it sells directly to investors, and such other registered broker dealers will receive discounts and commissions of $15.00 for each $1,000 principal amount of securities (calculated as if the securities were to price today).

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The proper U.S. federal income tax characterization of the securities is not entirely certain.  You should carefully consider the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.  Notwithstanding any disclosure therein to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin LLP.  Subject to the limitations described in the accompanying prospectus supplement, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin LLP, it is reasonable to treat the securities as variable rate debt instruments. We and each holder of securities (in the absence of an administrative determination, judicial ruling or other authoritative guidance to the contrary) agree to treat the securities for U.S. federal income tax purposes as “variable rate debt instruments” issued by us.  Accordingly, interest paid on the securities generally should be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your regular method of accounting for U.S. federal income tax purposes. In general, gain or loss realized on the sale, exchange or other disposition of the securities will be capital gain or loss. Notwithstanding the foregoing, there can be no assurance that the Internal Revenue Service (the “IRS”) or a court will agree with the characterization of the securities as variable rate debt instruments.  Moreover, the IRS could possibly assert, and a court could possibly agree, that the securities should be characterized for U.S. federal income tax purposes as contingent payment debt instruments issued by us.  In such event, each security would be subject to the special U.S. Treasury regulations governing contingent payment debt instruments and, in addition to other U.S. federal income tax consequences, each security would be treated as having been issued with original issue discount that must be accrued over the term of the security.  See “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” in the accompanying prospectus supplement.  Prospective investors should consult their tax advisors as to the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of securities.

You should only rely on the information contained in this pricing supplement, the accompanying prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This pricing supplement, the accompanying prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this pricing supplement, the accompanying prospectus supplement and prospectus is correct on any date after their respective dates.
		HSBC USA Inc. $3,000,000 Multi-Coupon Securities Linked to Six Exchange-Traded Funds November 3, 2009 PRICING SUPPLEMENT

TABLE OF CONTENTS
Pricing Supplement
Investor Suitability	3
Risk Factors	3
Illustrative Examples	7
Description of the Reference Assets	9
Discontinuance or Modification of the reference Asset	30
Supplemental Plan of Distribution (Conflicts of Interest)	33
Certain U.S. Federal Income Tax Considerations	34

Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations
Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59